Exhibit 99.1

Investor Group Led by Advent International and Permira

Completes Acquisition of McAfee

•	The transaction is valued at over $14 billion

•	Investor Group comprised of Advent, Permira, Crosspoint Capital, CPP Investments, GIC and ADIA

SAN JOSE, Calif. – March 1, 2022 – McAfee Corp. (NASDAQ:MCFE, “McAfee”), a global leader in online protection, today announced the completion of its acquisition by an investor group led by Advent International Corporation (“Advent”) and funds advised by Permira, Crosspoint Capital Partners L.P. (“Crosspoint”), Canada Pension Plan Investment Board (“CPP Investments”), GIC Private Limited (“GIC”), and a wholly-owned subsidiary of the Abu Dhabi Investment Authority (“ADIA”) (collectively, “the Investor Group”).

“We are very excited about this acquisition and working with the Investor Group to further strengthen our market leading growth position as we continue to deliver world-class online protection services to millions of consumers globally,” said McAfee President and Chief Executive Officer, Peter Leav. “This acquisition is made possible because of the outstanding contributions from our employees, as well as the partnership from TPG and Intel over the last four years. We are looking forward to our next chapter as a privately held, dedicated consumer business with the support and expertise of the Investor Group,” said Leav.

As part of the transaction, Bruce Chizen, Senior Advisor at Permira, will become Chairman of McAfee’s Board of Directors. Chizen said: “The need for personalized, innovative, and intuitive online protection services has never been greater, and McAfee is ideally positioned to meet this demand and continue to build its leading technology platform and loyal customer base. I am grateful to be joining the Board and look forward to contributing to the company’s undoubtable next stage of success.”

“As consumers navigate the increasingly sophisticated and complex cybersecurity landscape, they turn to McAfee time and again,” said Bryan Taylor, Head of Advent’s Technology Investment Team and a Managing Partner in Palo Alto. “The McAfee brand is synonymous with trust and protection. We’re excited to help build on the company’s reputation for quality, excellence, and innovation to help it reach new heights.”

Brian Ruder, Co-Head of Technology at Permira, commented: “Today marks the start of an exciting chapter for McAfee, and we’re thrilled to be a part of it. As a Board member, Bruce brings decades of experience leading and growing global technology brands, including as CEO of Adobe and as a Board member of Oracle and Synopsys, among others. Together with our investment partners and McAfee’s talented team, we’ll help the company scale and strengthen its operations, further improving the security of consumers’ digital lives worldwide.”

Also joining McAfee’s Board of Directors is Greg Clark, Managing Partner at Crosspoint Capital and former CEO of Symantec. “We believe the opportunity is great for McAfee to expand its pole position in protecting citizens from cybercrime. We look forward to partnering with the McAfee management team and the Investor Group to deliver on what we believe is a truly unique opportunity in digital cyber safety.”

On November 8, 2021, the Investor Group announced the acquisition of all outstanding shares of McAfee common stock for $26.00 per share in an all-cash transaction valued at over $14 billion. As a result of the transaction, McAfee is no longer a publicly traded company. McAfee has notified NASDAQ of the completion of the acquisition and requested that NASDAQ file a notification of delisting with the Securities and Exchange Commission on McAfee’s behalf.

Advisors

Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are serving as financial advisors to McAfee and Ropes & Gray and Moulton Moore Stella are serving as legal counsel. JP Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Evercore and DBO Partners LLC are serving as financial advisors, with Bryant Stibel Group serving as strategic operating advisors to the Investor Group. Fried, Frank, Harris, Shriver & Jacobson are acting as M&A legal counsel and Kirkland & Ellis are acting as Finance legal counsel to the Investor Group.

The debt financing for the transaction was originally provided by JPMorgan Chase Bank, N.A., Bank of America, N.A., BofA Securities, Inc., Credit Suisse AG, Cayman Islands Branch, Credit Suisse Loan Funding LLC, Barclays Bank PLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., HSBC Bank USA, National Association, Royal Bank of Canada, RBC Capital Markets LLC, CPPIB Credit Investments Inc., UBS AG, Stamford Branch, UBS Securities LLC and PSP Investments Credit II USA LLC, and additional financial institutions were added prior to syndication.

About McAfee

McAfee Corp. (Nasdaq: MCFE) is a global leader in online protection for consumers. Focused on protecting people, not just devices, McAfee consumer solutions adapt to users’ needs in an always online world, empowering them to live securely through integrated, intuitive solutions that protect their families and communities with the right security at the right moment. For more information, please visit www.mcafee.com

About Advent International

Founded in 1984, Advent International is one of the largest and most experienced global private equity investors. The firm has invested in 390 companies across 42 countries, and as of September 30, 2021, had $86 billion in assets under management. With 15 offices in 12 countries, Advent has established a globally integrated team of over 250 investment professionals across North America, Europe, Latin America and Asia. The firm focuses on investments in five core sectors, including business and financial services; healthcare; industrial; retail, consumer and leisure; and technology. For over 35 years, Advent has been dedicated to international investing and remains committed to partnering with management teams to deliver sustained revenue and earnings growth for its portfolio companies. For more information, visit Advent’s tech website, www.adventtech.com, global website, www.adventinternational.com, or LinkedIn page, www.linkedin.com/company/advent-international

About Permira

Permira is a global investment firm that backs successful businesses with growth ambitions. Founded in 1985, the firm advises funds with assets under management of approximately US$65bn (€58bn) and makes long-term majority and minority investments. The Permira funds have made approximately 300 private equity investments in four key sectors: Technology, Consumer, Services and Healthcare. The Permira funds have an extensive track record in tech investing, having invested

US$17.1bn in 60 companies across enterprise cloud adoption, SaaS, fintech and online marketplaces. Permira employs over 360 people in 16 offices across Europe, North America, and Asia.

About Crosspoint Capital Partners

Crosspoint Capital Partners is a private equity investment firm focused on the cybersecurity, privacy, and infrastructure software markets. Crosspoint has assembled a group of highly successful operators, investors, and sector experts to partner with foundational technology companies and drive differentiated returns. Crosspoint has offices in Menlo Park, CA and Boston, MA. For more information visit: www.crosspointcapital.com.

About CPP Investments

Canada Pension Plan Investment Board (CPP Investments™) is a professional investment management organization that manages the Fund in the best interest of the more than 20 million contributors and beneficiaries of the Canada Pension Plan. In order to build diversified portfolios of assets, investments are made around the world in public equities, private equities, real estate, infrastructure and fixed income. Headquartered in Toronto, with offices in Hong Kong, London, Luxembourg, Mumbai, New York City, San Francisco, São Paulo and Sydney, CPP Investments is governed and managed independently of the Canada Pension Plan and at arm’s length from governments. At December 31, 2021, the Fund totaled C$550.4 billion. For more information, please visit www.cppinvestments.com or follow us on LinkedIn, Facebook or Twitter.

About GIC

GIC is a leading global investment firm established in 1981 to secure Singapore’s financial future. As the manager of Singapore’s foreign reserves, we take a long-term, disciplined approach to investing, and are uniquely positioned across a wide range of asset classes and active strategies globally. These include equities, fixed income, real estate, private equity, venture capital, and infrastructure. Our long-term approach, multi-asset capabilities, and global connectivity enable us to be an investor of choice. We seek to add meaningful value to our investments. Headquartered in Singapore, we have a global talent force of over 1,800 people in 10 key financial cities and have investments in over 40 countries.

For more information, visit https://www.gic.com.sg/

About ADIA

Established in 1976, the Abu Dhabi Investment Authority (“ADIA”) is a globally-diversified investment institution that prudently invests funds on behalf of the Government of Abu Dhabi through a strategy focused on long-term value creation.

For more information: https://www.adia.ae

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements.” Such forward-looking statements include statements relating to McAfee’s strategy, goals and future focus areas. These forward-looking statements are based on McAfee management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including: (a) risks related to disruption of management’s attention from McAfee’s ongoing business operations due to the merger (the “Merger”); (b) disruption from the Merger making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with McAfee’s customers, vendors and others with whom it does business; (c) significant transaction costs; (d) the risk of litigation and/or regulatory actions related to the Merger; (e) the possibility that general economic conditions and conditions and uncertainty caused by the outbreak of hostilities or the COVID-19 pandemic, could cause information technology spending to be reduced or purchasing decisions to be delayed; (f) an increase in insurance claims; (g) an increase in customer cancellations; (h) the inability to increase sales to existing customers and to attract new customers; (i) McAfee’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies; (j) the timing and success of new product introductions by McAfee or its competitors; (k) changes in McAfee’s pricing policies or those of its competitors; (l) developments with respect to legal or regulatory proceedings; (m) the inability to achieve revenue growth or to enable margin expansion; (n) changes in McAfee’s estimates with respect to its long-term corporate tax rate; and (o) such other risks and uncertainties described more fully in documents filed with or furnished to the SEC by McAfee, including under the heading “Risk Factors” in McAfee’s Annual Report on Form 10-K previously filed with the SEC on February 23, 2022. All information provided in this communication is as of the date hereof and McAfee undertakes no duty to update this information except as required by law.

Media Contacts:

McAfee:

media@mcafee.com

OR

Andrew McGuinness

AMcGuinness2@webershandwick.com

Advent:

Anna Epstein or Sophia Templin

Finsbury Glover Hering

Adventinternational-US@finsbury.com

1-646-805-2000

Permira:

Nina Suter

Nina.Suter@permira.com

+44 207 9594037

James Williams

james.williams@permira.com

+44 774 7006407

OR

Brooke Gordon/Megan Bouchier/Devin Broda

Sard Verbinnen & Co

permira-svc@sardverb.com

CPP Investments:

Asher Levine

Managing Director, Communications

alevine@cppib.com

1-929-208-7939

Crosspoint Capital Partners:

Jonathan Marino

Vice President

jmarino@prosek.com

1-718-536-4990

GIC:

Katy Conrad

Vice President

katyconrad@gic.com.sg

+1 727-510-9831

ADIA:

Garry Nickson

Email: garry.nickson@adia.ae

+971 2 415 6085

TPG:

media@tpg.com